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                               ARTHUR ANDERSEN LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated July 29, 1996 included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-35760, 33-57615, 33-60837, 33-60071, 33-64383, 33-63715, 33-63717, 33-59002, 33-49212, 33-33245 and 33-
23211.


Chicago, Illinois                       /s/Arthur Andersen LLP
September 24, 1996                      ------------------------